GOLUB CAPITAL BDC 3, INC. INVESTOR PRESENTATION QUARTER ENDED SEPTEMBER 30, 2019

Disclaimer Some of the statements in this presentation constitute forward-looking statements, Such forward-looking statements may include statements preceded by, followed by which relate to future events or our future performance or financial condition. The or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” forward-looking statements contained in this presentation involve risks and “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” uncertainties, including statements as to: our future operating results; our business or similar words. prospects and the prospects of our portfolio companies; the effect of investments We have based the forward-looking statements included in this presentation on that we expect to make and the competition for those investments; our contractual information available to us on the date of this presentation. Actual results could differ arrangements and relationships with third parties; completion of a public offering of materially from those anticipated in our forward-looking statements and future our securities or other liquidity event; actual and potential conflicts of interest with results could differ materially from historical performance. You are advised to GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub consult any additional disclosures that we may make directly to you or through Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the reports that we have filed or in the future may file with the Securities and Exchange general economy and its effect on the industries in which we invest; the ability of Commission (“SEC”). our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and This presentation contains statistics and other data that have been obtained from or working capital; the timing of cash flows, if any, from the operations of our portfolio compiled from information made available by third-party service providers. We have companies; general economic and political trends and other external factors; the not independently verified such statistics or data. ability of GC Advisors to locate suitable investments for us and to monitor and In evaluating prior performance information in this presentation, you should administer our investments; the ability of GC Advisors or its affiliates to attract and remember that past performance is not a guarantee, prediction or projection of retain highly talented professionals; our ability to qualify and maintain our future results, and there can be no assurance that we will achieve similar results in qualification as a regulated investment company and as a business development the future. company; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. 2

Summary of Quarterly Results Fourth Fiscal Quarter 2019 Highlights − Net increase in net assets resulting from operations (i.e. net income) for the quarter ended September 30, 2019 was $9.2 million, or $0.43 per share, resulting in an annualized return on equity of 11.8%. This compares to net income of $5.9 million, or $0.39 per share, and an annualized return on equity of 10.1% for the quarter ended June 30, 2019. − Net investment income for the quarter ended September 30, 2019 was $6.8 million, or $0.33 per share, as compared to $4.6 million, or $0.30 per share for the quarter ended June 30, 2019. Excluding a $0.1 million accrual for the capital gain incentive fee (net of waiver) under GAAP, net investment income for the quarter ended September 30, 2019 was $6.9 million, or $0.341 per share, as compared to $4.7 million, or $0.311 per share, excluding a $0.2 million accrual for the capital gain incentive fee (net of waiver) under GAAP for the quarter ended June 30, 2019. − Net realized and unrealized gain on investments and foreign currency of $2.4 million, or $0.10 per share, for the quarter ended September 30, 2019 was primarily the result of net unrealized appreciation of $2.3 million. This compares to a net realized and unrealized gain on investments and foreign currency of $1.3 million, or $0.09 per share, for the quarter ended June 30, 2019. − For the quarter ended September 30, 2019, new middle-market investment commitments totaled $146.4 million. The fair value of investments as of September 30, 2019 was $617.0 million. Overall, total investments in portfolio companies at fair value increased by $140.7 million, or 29.5%. − The investment income yield2 for the quarter ended September 30, 2019 was 8.7% as compared to 9.0% for the quarter ended June 30, 2019. − As of September 30, 2019, we had total investor capital subscriptions of $527.5 million and contributed capital of $334.9 million (63.5% called capital ratio). On October 1, 2019, we closed on additional capital subscriptions of $50.1 million, increasing total capital subscriptions to $577.6 million. 1. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Investment Advisory Agreement. The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended September 30, 2019 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. 2. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest, fee income and amortization of capitalized fees and discounts, divided by the (b) daily average of total earning investments at fair value. 3

Financial Highlights Dollars in 000s Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Net income $ 2,117 $ 2,671 $ 3,476 $ 5,853 $ 9,238 Net investment income 1,547 2,085 2,930 4,555 6,823 Net realized/unrealized gain (loss) 570 586 546 1,298 2,415 Distributions declared 2,117 2,671 3,476 5,853 9,238 Per Share 1 and Return on Equity 2 Statistics Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Earnings per weighted average share $ 0.41 $ 0.34 $ 0.31 $ 0.39 $ 0.43 Net investment income per weighted average share 0.30 0.26 0.27 0.30 0.33 Accrual for capital gain incentive fee per weighted average share 0.01 0.02 0.00* 0.01 0.01 Net investment income before accrual for capital gain incentive fee 0.31 0.28 0.27 0.31 0.34 (net) per weighted average share 3 Net realized/unrealized gain (loss) per weighted average share 0.11 0.08 0.04 0.09 0.10 Annualized return on equity – net income 10.8% 9.0% 8.5% 10.1% 11.8% Net asset value $ 15.00 $ 15.00 $ 15.00 $ 15.00 $ 15.00 * Represents an amount less than $0.01 per share 1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented. 2. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 4

Portfolio Highlights – Portfolio Diversity Investment Portfolio $617mm // 118 Investments – Average Size $5.2mm Historical Investment Portfolio ($000) $700,000 $616,989 1% $600,000 $500,000 $476,300 1% 1% Equity $400,000 Junior Debt 1 $298,309 82% $300,000 2% One Stop 83% $236,519 2% Senior $200,000 Secured 82% $143,659 2% 79% $100,000 85% 16% 16% 15% 13% 19% $- Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 1. Junior Debt is comprised of second lien and subordinated debt. For all periods prior to FY Q3 2019, junior debt represented an amount less than 1.0%. 5

Portfolio Highlights – Portfolio Ratings ― Over 98% of the investments in our portfolio continue to have an Internal Performance Rating of 4 or higher as of September 30, 2019 and there were no portfolio company investments on non-accrual. Internal Performance Ratings (% of Portfolio at Fair Value) Rating Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 5 1.1% 0.0% 1.4% 4.3% 0.3% 4 98.9% 98.5% 97.4% 94.8% 98.1% 3 0.0% 1.5% 1.2% 0.9% 1.6% 2 0.0% 0.0% 0.0% 0.0% 0.0% 1 0.0% 0.0% 0.0% 0.0% 0.0% Grand Total 100.0% 100.0% 100.0% 100.0% 100.0% Internal Performance Rating Definitions Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination 6

Quarterly Statements of Financial Condition As of (Dollar amounts in 000s, September 30, 2018 December 31, 2018 March 31, 2019 June 30, 2019 September 30, 2019 except share and per share data) (audited) (unaudited) (unaudited) (unaudited) (audited) Assets Investments, at fair value $ 143,659 $ 236,519 $ 298,309 $ 476,300 $ 616,989 Cash, cash equivalents and foreign currencies 3,653 6,450 29,724 36,335 19,917 Other assets 688 1,481 1,233 1,959 3,034 Total Assets $ 148,000 $ 244,450 $ 329,266 $ 514,594 $ 639,940 Liabilities and Net Assets Debt $ 58,500 $ 71,500 $ 136,818 $ 231,707 $ 270,644 Unamortized debt issuance costs (493) (327) (425) (526) (1,770) Other short-term borrowings – 7,588 – 1,846 16,366 Interest payable 136 297 301 497 881 Management and incentive fee payable 729 1,132 1,521 2,328 3,316 Distributions payable 1,560 979 2,225 5,853 6,441 Other liabilities 343 381 4,796 816 642 Total Liabilities 60,775 81,550 145,236 242,521 296,520 Total Net Assets 87,225 162,900 184,030 272,073 343,420 Total Liabilities and Net Assets $ 148,000 $ 244,450 $ 329,266 $ 514,594 $ 639,940 Net Asset Value per Share $ 15.00 $ 15.00 $ 15.00 $ 15.00 $ 15.00 Leverage Ratio 0.67x 0.49x 0.75x 0.86x 0.84x Asset coverage 248.8% 305.2% 234.2% 216.3% 219.3% Common shares outstanding 5,815,003 10,859,989 12,268,703 18,138,177 22,894,690 7

Quarterly Operating Results

(Dollar amounts in 000s, Except share and per share data)	For the quarter ended September 30, 2018 (unaudited)	December 31, 2018 (unaudited)	March 31, 2019 (unaudited)	June 30, 2019 (unaudited)	September 30, 2019 (unaudited)
Investment Income					
Interest income	$ 2,779	$ 4,295	$ 6,033	$ 8,504	$ 12,281
Dividend Income	–	–	–	–	102
Fee income	131	65	18	195	69
Total Investment Income	2,910	4,360	6,051	8,699	12,452
Expenses					
Interest and other debt financing expenses	466	1,021	1,511	1,760	2,411
Base management fee, net of waiver	281	470	674	967	1,424
Incentive fee – net investment income, net of waiver	285	388	503	837	1,227
Incentive fee – capital gains, net of waiver	69	111	68	181	140
Other operating expenses, net of reimbursement waiver	262	285	365	399	427
Total Expenses	1,363	2,275	3,121	4,144	5,629
Net Investment Income after excise tax	1,547	2,085	2,930	4,555	6,823
Net Gain (Loss) on Investments					
Net realized gain (loss) on investments and foreign currency transactions	–	9	40	11	141
Net unrealized appreciation (depreciation) on investments and foreign currency translation	570	577	506	1,287	2,274
Net gain (loss) on investments and foreign currency	570	586	546	1,298	2,415
Net Increase in Net Assets Resulting from Operations	$ 2,117	$ 2,671	$ 3,476	$ 5,853	$ 9,238
Per Share Data					
Earnings per weighted average share [1]	$ 0.41	$ 0.34	$ 0.31	$ 0.39	$ 0.43
Net investment income per weighted average share [1]	$ 0.30	$ 0.26	$ 0.27	$ 0.30	$ 0.33
Distributions declared per share [2]	$ 0.39	$ 0.31	$ 0.31	$ 0.37	$ 0.43
Weighted average common shares outstanding	5,201,292	7,877,554	11,092,733	15,480,105	20,770,861

1. Per share data are calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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Liquidity and Capital Subscriptions

Cash and Cash Equivalents

- Unrestricted cash and cash equivalents and foreign currencies totaled $2.5 million as of September 30, 2019.
- Restricted cash and cash equivalents totaled $17.4 million as of September 30, 2019. Restricted cash is held in our Deutsche Bank Credit Facility and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment.

Capital Subscriptions

- As of September 30, 2019, we had total investor capital subscriptions of $527.5 million and contributed capital of $334.9 million (63.5% called capital ratio). During the quarter ended September 30, 2019, we issued three capital calls totaling 13.0% of total investor commitments. On October 4, 2019 and November 8, 2019, we issued capital calls totaling $57.0 million in the aggregate.
- On October 1, 2019, we entered into subscription agreements with additional stockholders totaling $50.1 million in the aggregate.

Debt Facilities - Availability

- Deutsche Bank Credit Facility – On September 10, 2019, we closed on a new $250.0 million credit facility with Deutsche Bank Trust Company Americas. The credit facility bears interest at a rate equal to three-month LIBOR plus 2.00% during the revolving period, which ends on September 10, 2022, and has a stated maturity date of September 10, 2025. As of September 30, 2019, subject to leverage and borrowing base restrictions, we had approximately $127.3 million of remaining commitments and $0.1 million of availability.
- Signature Bank Credit Facility – As of September 30, 2019, we had $80.6 million of remaining commitments and no availability on our $225.0 million revolving credit facility, as we were fully drawn on the capital commitment component.
- GC Advisors Revolvers – On August 15, 2019, we amended our unsecured line of credit with GC Advisors to increase the borrowing capacity from $100.0 million to $125.0 million. As of September 30, 2019, we had $121.5 million of remaining commitments and availability on our $125.0 million unsecured line of credit with GC Advisors. On October 28, 2019, we amended our unsecured line of credit with GC Advisors to decrease the borrowing capacity to $40.0 million.

Key Funding Vehicles[1]

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate[2]
Deutsche Bank Credit Facility	$ 250,000	$ 122,700	$ 127,300	September 10, 2022	September 10, 2025	3 Month LIBOR + 2.00%
Signature Bank Credit Facility	225,000	144,444	80,556	N/A	February 4, 2021	LIBOR + 1.50%[2]
GC Advisors Credit Facilities	125,000	3,500	121,500	N/A	October 2, 2020	Applicable Federal Rate

1. Information presented is as of September 30, 2019.
2. The Signature Bank Revolver bears interest at the Company's election of either one-, two-, or three-month LIBOR + 1.50% per annum

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Common Stock and Distribution Information

Distributions Paid *(Dollar amounts in 000s, except share and per share data)*

Date Declared	Record Date	Earnings Period	Shares Outstanding	Payment Date	Amount Per Share	Total Amount
May 4, 2018	July 19, 2018	July 2018	4,501,542.532	September 28, 2018	$ 0.1235	$ 557
August 7, 2018	August 31, 2018	August 2018	5,797,393.892	November 27, 2018	0.1577	915
August 7, 2018	September 21, 2018	September 2018	5,820,752.441	November 27, 2018	0.1113	645
Total for Quarter Ended September 30, 2018					**$ 0.3925**	**$ 2,117**
August 7, 2018	October 17, 2018	October 2018	6,474,023.277	December 28, 2018	$ 0.1025	$ 664
November 27, 2018	November 28, 2018	November 2018	8,500,263.562	December 28, 2018	0.1212	1,030
November 27, 2018	December 26, 2018	December 2018	10,806,835.918	February 27, 2019	0.0904	977
Total for Quarter Ended December 31, 2018					**$ 0.3141**	**$ 2,671**
November 27, 2018	January 21, 2019	January 2019	10,859,989.050	February 27, 2019	$ 0.1153	$ 1,251
February 5, 2019	February 26, 2019	February 2019	10,859,989.050	May 24, 2019	0.0809	879
February 5, 2019	March 27, 2019	March 2019	12,268,702.801	May 24, 2019	0.1097	1,346
Total for Quarter Ended March 31, 2019					**$ 0.3059**	**$ 3,476**
February 5, 2019	April 29, 2019	April 2019	13,612,944.162	July 26, 2019	$ 0.0906	$ 1,234
May 7, 2019	May 17, 2019	May 2019	15,335,222.467	July 26, 2019	0.1558	2,389
May 7, 2019	June 14, 2019	June 2019	18,138,176.915	July 26, 2019	0.1229	2,230
Total for Quarter Ended June 30, 2019					**$ 0.3693**	**$ 5,853**
May 7, 2019	July 19, 2019	July 2019	19,871,955.215	September 27, 2019	$ 0.1408	$ 2,797
August 6, 2019	August 30, 2019	August 2019	21,427,544.016	November 26, 2019	0.1532	3,283
August 6, 2019	September 20, 2019	September 2019	22,814,566.716	November 26, 2019	0.1384	3,158
Total for Quarter Ended September 30, 2019					**$ 0.4324**	**$ 9,238**

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Common Stock and Distribution Information Distributions Declared Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount August 6, 2019 October 18, 2019 October 2019 24,795,301.540 December 27, 2019 TBD TBD November 22, 2019 November 28, 2019 November 2019 TBD December 27, 2019 TBD TBD November 22, 2019 December 20, 2019 December 2019 TBD February 26, 2020 TBD TBD November 22, 2019 January 21, 2020 January 2020 TBD February 26, 2020 TBD TBD 11